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[GTSI Logo]                            Government Technology Services, Inc.
                                                4100 Lafayette Center Drive
                                                  Chantilly, VA  20151-1200
                                                             (703) 502-2000
                                                               www.gtsi.com



May 8, 1998



Dear GTSI Stockholder:

Pursuant to the instructions given to us by Shufro, Rose & Ehrman LLC, we have enclosed for your review and approval an additional set of your annual meeting materials and proxy voting form with respect to GTSI's Annual Meeting of Stockholders to be held on May 12, 1998.

The proposals before you at this year's meeting are extremely important, especially with respect to proposals 1 and 4, which require your specific voting instructions in order to vote your shares. We encourage you to vote your shares as soon as possible by calling the toll free number appearing at the top of your proxy form. As indicated in your proxy statement, the Company's Board of Directors and management recommends a vote "for" all of the proposals on your proxy form.

Please carefully review the enclosed materials before you vote and if you have any questions, please feel free to call me at 703-502-2199. Thank you for your attention to these important matters relating to your investment in GTSI.

Very truly yours,



Stephen L. Waechter
Senior Vice President and
Chief Financial Officer